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                                                                EXHIBIT 5.01

                                  November 12, 1996

Radius Inc.
215 Moffett Park Drive
Sunnyvale, California 94089

Gentlemen/Ladies:

    At your request, we have examined the Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission on September 20, 1996 in connection with the registration under the Securities Act of 1933, as amended, of (i) 750,000 shares of Series A Convertible Preferred Stock of Radius (the "SERIES A PREFERRED"), (ii) warrants to purchase 800,000 shares of Common Stock of Radius (the "WARRANTS"), (iii) 36,372,198 shares of Common Stock of Radius (together with the Series A Preferred and the Warrants, the "OUTSTANDING SECURITIES"), (iv) up to 6,075,333 shares of Common Stock of Radius issuable upon conversion of the Series A Preferred (the "CONVERSION SHARES"), (v) up to 800,000 shares of Common Stock of Radius issuable upon exercise of the Warrants (the "WARRANT SHARES"), (vi) up to 11,046,060 shares of Common Stock of Radius issuable pursuant to Rights issued by Radius on September 13, 1996 (the "RIGHTS SHARES"), and (vii) shares of Common Stock of Radius having a market value of up to $600,000.00 which may be issued by Radius in lieu of cash dividends on the Series A Preferred (the "DIVIDEND SHARES").

    In rendering this opinion, we have examined the following:

    (1) the Registration Statement, together with the Exhibits filed as a part thereof;

    (2)  the Prospectus prepared in connection with the Registration Statement;

    (3) the minutes of meetings and actions by written consent of the shareholders and Board of Directors which you have provided to us;

    (4) the shareholder lists dated July 29, 1996 and September 30, 1996 you have provided to us, and a list of holders of stock options dated as of October 28, 1996 you have provided to us; and

    (5) The Articles of Incorporation of Radius, as amended through September 6, 1996 and the Bylaws of Radius, both as certified by Radius on November 12, 1996.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity


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Radius Inc.
November 12, 1996
Page 2


of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.


    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinions expressed herein are not accurate.

    Based upon the foregoing, it is our opinion that:

    1. The Outstanding Shares are legally issued, fully paid and nonassessable; and

    2. Each of the Conversion Shares and the Dividend Shares, the Warrant Shares and the Rights Shares when issued in accordance with the terms of the Series A Preferred, the Warrants and the Rights, respectively, and in the manner referred to in the Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

    This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the securities described above and is not to be relied upon for any other purpose.

                                  Very truly yours,
                                  /S/  FENWICK & WEST LLP